                                                                   EXHIBIT 10.15
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                               STANDARD SUBLEASE

               (Short-form to be used with post 1995 AIR leases)

     1. Parties. This Sublease, dated, for reference purposes only, June 30, 1999 , is made by and between Advanced Fibre Communications, Inc. a Delaware Corporation ("Sublessor") and Cerent Corporation ("Sublessee").

     2. Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 1440 McDowell Boulevard North, Petaluma located in the County of Sonoma State of California and generally described as (describe briefly the nature of the property) a freestanding commercial building of approximately 39,830 s.f. single level and all the buildings parking area and common areas. See Exhibit A ("Premises").

     3.   Term.

          3.1 Term. The term of this Sublease shall be for approximately 8 years, 8 months and 25 days commencing on July 6th, 1999 and ending on March 31, 2008 sooner terminated pursuant to any provision hereof.

     3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 2 of the Master Lease (as modified by Paragraph 7.3 of this Sublease) .

     4.   Rent.

          4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $ See Addendum #1 13 a. & b. In advance, on the first day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $9,507 as Base Rent for July 6, 1999 through August 8, 1999. See Addendum #13 a.& b. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

     4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $ N/A as security for Sublessee's faithful performance of Sublessee's obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

     6.   Use.

          6.1 Agreed Use. The Premises shall be used and occupied only for General office and research & development uses and for no other unlawful purpose.


     6.2 Compliance NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, or in the event that the Applicable Requirements are hereafter changed, the rights and obligations of Sublessor and Sublessee shall be as provided in Paragraph 2.3 of the Master Lease (as modified by Paragraph
7.3 of this Sublease). See Addendum #19 for continuation .

          6.3  Acceptance of Premises and Lessee. Sublessee acknowledges that:

               (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

               (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

               (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that:

               (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

               (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     7.  Master Lease

          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", a copy of which is attached hereto marked
Exhibit 1, wherein G&W/Redwood Associates Joint Venture, a California General Partnership is the lessor, hereinafter the "Master Lessor"

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease

Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: none
                    ----

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations" The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands. including reasonable attorneys' fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

     8.   Assignment of Sublease and Default.

          8.1

          8.2 Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee Upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shale pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

     9.   Consent of Master Lessor.

          9.2

          9.3  In the event that Master Lessor does give such consent then:

               (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d)

               (e)

               (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

          9.4

          9.5

          9.6

     10.  Brokers Fee.

          10.1 Upon execution hereof by all parties, Sublessee shall pay to Keegan & Coppin Company. Inc. a licensed real estate broker, ("Broker"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $ separate agreement for
                                                        ------------------
brokerage services rendered by Broker to Sublessor in this transaction .

          10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of-Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

          10.3

          10.4

          10.5 Any transferee of Sublessor's interest in this Sublease, or Master Lessor's interest in the Master lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

     11. Attorney's Fees. If any party of the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12. Additional Provisions. [ If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]

     See Attached Addendum #13-23


--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN
---------
INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA,
-------
CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------

Executed at:  Petaluma, California        Advanced Fibre Communications
                                          -----------------------------------

on: ______________________________        By  Peter A. Darbee
                                             -------------------------------

                                          By /s/Peter A. Darbee -Chief Financial
                                                                  Officer
Address:__________________________           --------------------------------
                                          "Sublessor" (Corporate Seal)


Executed at: Petaluma, California         Cerent Corporation
             ---------------------        -----------------------------------
                                          By /s/ Cerent Corporation
on:_______________________________           --------------------------------

Address___________________________        By Cerent Corporation
                                             ---------------------------------
                                          "Master Sublessee" (Corporate Seal)


Executed at:  Petaluma, California
             ---------------------
on:_______________________________        By ________________________________

Address:__________________________        By ________________________________
                                          "Master Lessor"" (Corporate Seal)



NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

                      Addendum #1 To The Standard Sublease
                                 By and Between
                Advanced Fibre Communications, Inc. (Sublessor)
                                      and
                         Cerent Corporation (Sublessee)

The parties hereby agree as follows:

13 a.  Sublease Base Rent Schedule: Sublessee shall pay to Sublessor monthly
       -----------------------------
base rent according to the following schedule: (Sublessee will also be responsible for monthly Cam charges per Section 4 of the master lease).

Year 1:    July 6, 1999 to June 30, 2000   $1.15 psf, per month
Year 2:    July 1, 2000 to June 30, 2001   $1.185 psf, per month
Year 3:    July 1, 2001 to June 30, 2002   $1.22 psf, per month
Year 4:    July 1, 2002 to June 30, 2003   $1.26 psf, per month
Year 5:    July 1, 2003 to June 30, 2004:  $1.29 psf, per month
Year 6:    July 1, 2004 to June 30, 2005:  $1.33 psf, per month
Year 7:    July 1, 2005 to June 30, 2006:  $1.37 psf, per month
Year 8:    July 1, 2006 to June 30, 2007:  $1.41 psf, per month
Year 9:    July 1, 2007 to March 31, 2008: $1.46 psf, per month


13 b.  Phased Occupancy: (See Exhibit B)
       ------------------
Sublessee shall occupy the facility in 3 phases:
Phase I occupancy: July 6, 1999        (approximately 8,000 square feet)
Phase II occupancy: August 9, 1999     (approximately 11,000 additional
                                       square feet)
Phase III occupancy: November 1, 1999  (approximately 20,8.30 additional square feet, Sublessee now occupies
                                       the entire facility of 39,830)

Sublessee shall pay a prorated monthly rent based upon the square footage occupied between the period of July 6, 1999 and November 1, 1999.

From July 6, 1999 to August 8, 1999 Sublessee shall pay $9,507
(8,000 square feet multiplied by $1.15 psf, multiplied by 31 days)

From August 9, 1999 to August 31, 1999 Sublessee shall pay $16,752.00 (19,000 square feet multiplied by $1.15 psf, multiplied by 23 days)

From September 1, 1999 through October 31, 1999, (2 months) Sublessee shall pay monthly rent equal to $21,850 (19,000 square feet multiplied by $1.15 psf).

Rent Abatement Period
---------------------

From November 1, 1999 through May 15, 2000 (6.5 months)Sublessee shall be relieved of their base rent obligation, and shall only be responsible for ongoing CAM charges, utilities, and interior janitorial.

14.    Financial Statement Approval: Sublessor has previously reviewed and
       ------------------------------
approved Sublessee's Financial Statements and Credit Report.

15.    Tenant Improvements: Sublessor shall grant Sublessee an interior tenant
       -------------------
improvement allowance equal to $597,450. This allowance shall be divided into one-half cash ($299,720), and one-half in the form of free base rent to Sublessee. Sublessor shall convey the cash portion to Sublessee on or before November 1, 1999. Sublessee shall receive six and one-half (6.5) months of free base rent. This abated rent period shall commence November 1, 1999 and run through May 15, 1999. (See rent schedule above, 13 a. & b.) All interior tenant improvements shall be designed and constructed by the Sublessee at Sublessee's sole cost. Sublessee will pay for all costs of architectural fees and any required permits. Sublessee shall construct said premises to meet all applicable codes including ADA requirements and codes. Sublessee shall be responsible to provide all tenant workstations and other personal property, including all telephone, data and computer equipment.

     Sublessor and Sublessee to approve plans and specifications covering the layout of the premises and the scope of responsibility of the Tenant Improvements between Sublessor and Sublessee as stipulated in the sublease.

     Sublessee to install tenant improvements in a quality, good workmanlike manner in accordance with approved plan and specifications in a timely fashion.

     Sublessee shall have full responsibility as indicated above and additionally Sublessee shall remove all mechanics liens, to satisfy all claims and meet all contract requirements with suppliers, contractors and employees arising out of said installation of improvements. Sublessee to have workman compensation and liability insurance with a minimum $500,000 per occurrence for said installation and to name Sublessor additional insured. Sublessee shall indemnify and hold harmless Sublessor for all claims of employees, invitees, materialmen, or suppliers arising out of said installation, except on the case of Sublessor's negligence.

     Area Measurements: Sublessee has reviewed and approved the system of
     -----------------
     measurement and the usable and rentable square footage of the subject premises.

     Restoration: If required by Master Lessor (G&W/Redwood Associates, or its
     -----------
     successor), Sublessee (Cerent) will restore those improvements or alterations that Sublessee installs in the premises. All improvements or alterations done by Sublessee shall be done per architects drawings, previously approved by Sublessor and Master Lessor. Any existing improvements (not altered by Cerent) will be the responsibility of Sublessor (AFC).

16.  Use Permit: If deemed necessary Sublessee shall obtain a use permit for
     -------------
     the use stated herein from the applicable Governmental Agency, within twenty (20) calendar days of acceptance hereof. Sublessor shall use due diligence in pursuing the use permit. Any permit application costs associated with obtaining the use permit shall be borne by Sublessee.

17.  Signage: Upon the commencement of Phase II (approximately August 9, 1999),
     ---------
     AFC (Sublessor), will remove all existing building signage. Upon the commencement of Phase III (approximately November 1, 1999), Cerent (Sublessee), shall be allowed to install building and/or monument signage on the property consistent with and subject to the rules and regulations of the business park, and at the sole cost of Sublessee.

18.  Real Estate Agency: Keegan & Coppin Company, Inc., is representing Cerent
     --------------------
     Corporation exclusively in this sublease transaction.

19.  Compliance (continued from Page. 1, Paragraph 6.2) Sublessee accepts the
     ---------------------------------------------------
     Premises "AS IS" without any warranty, express or implied. Sublessee shall be responsible for any improvements or changes currently or hereinafter required by any statute or regulation including, but not limited to, the Americans with Disabilities Act. Upon full occupancy, Sublessee shall assume all maintenance for the HVAC and security systems installed in the Premises.

20.  Subordinate: This Sublease shall be subject and subordinate at all times to
     -------------
     the Master Lease and to all of its provisions, covenants and conditions. Sublessee is to perform faithfully and is bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease (including, without limitation, insurance requirements, as though Sublessee were the "Tenant" under the Master Lease) for the period covered by the Sublease.

21.  Assignment & Subletting: The Sublease set forth in this agreement shall not
     -------------------------
     be assignable or transferable and shall not be construed as a consent by Sublessor to any further subletting by Sublessee or to any assignment by Sublessee of the Sublease, whether or not the Sublease purports to permit the same, and, without limiting the generality of the foregoing. Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Premises or permit any portion of the premises to be used or occupied by any other party or in any other manner to transfer all or any part of Sublessee's rights with respect to the Sublease or the Premises. All provisions in the Master Lease restricting or prohibiting transfer of Sublessor's interests shall also apply to restrict or prohibit transfer by Sublessee.

22.  Alterations: Sublessee understands and acknowledges that (i) Landlord's
     -------------
     consent to the Sublease expressed herein is not a consent to any improvements or alteration work to be performed in the Premises (including without limitation any improvement work contemplated in the Sublease), (ii) Landlord's consent for such work must be separately sought and (iii) any such work shall be subject to all the provisions of the Master Lease with respect thereto.

The herein agreement, upon execution by both parties, is herewith made an integral part of the aforementioned Standard Office Sublease.

Sublessor:               Sublessee:

/s/Advanced Fibre Communications Inc.    /s/Cerent Corporation
----------------------------------       ------------------------------
Advanced Fibre Communications, Inc.      Cerent Corporation

Date:                                    Date:7-8-99
____________________________             ------------------------------

                                 ADDENDUM #23
                      STANDARD LEASE DISCLOSURE ADDENDUM

Notice to Owners, Buyers and Tenants Regarding Hazardous Wastes or Substances
-----------------------------------------------------------------------------
and Underground Storage Tanks
------------------------------
Comprehensive federal and state laws and regulations have been enacted in the last few years in all effort to develop controls over the use, storage, handling, cleanup, removal and disposal of hazardous wastes or substances. Some of these laws and regulations, such as, for example, the so-called "Super Fund Act", provide for broad liability schemes wherein an owner, tenant or other user of the property may be liable for cleanup costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos or establish requirements for the use, modification, abandonment, or closing of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, lessors and lessees are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice as well as other aspects of the proposed transaction. If various materials that have been or may be in the future determined to be toxic, hazardous or undesirable, or are going to be used, stored, handled or disposed of on the property, or if the property has or may have underground storage tanks for storage of such hazardous materials, or that such materials may be in the equipment, improvements or soil, it is essential that legal and technical advice be obtained to determine, among other things, what permits and approvals have been or may be required, if any, the estimated costs and expenses associated with the use. storage, handling, cleanup, removal or disposal of the hazardous wastes or substances and what contractual provisions and protection are necessary or desirable. It may also be important to obtain expert assistance for site investigations and building inspections. The past uses of the property may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks being on the property.

The term "hazardous wastes or substances" is used in this Notice in its very broadest sense and includes, but is not limited to, all those listed under Proposition 65, petroleum base products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is, therefore, meant to apply to any transaction involving any type of real property, whether improved or unimproved.

Although Keegan & Coppin Co., Inc. or its salespeople, will disclose any knowledge it actually possesses with respect to the existence of hazardous wastes or substances, or underground storage tanks on the property, Keegan & Coppin Co., Inc. has not made investigations or obtained reports regarding the subject matter of this Notice, except as may be described in a separate written document, studies or investigation by experts. Therefore, unless there are additional documents or studies attached to this notice, lease or contract, this will serve as notification that Keegan & Coppin Co., Inc. or its salespeople make no representation regarding the existence or non-existence of hazardous wastes or substances, or underground storage tanks on the property. You should contact a professional, such as a civil engineer, geologist, industrial hygienist or other persons with experience in these matters to advise you concerning the property.

Americans with Disabilities Act (ADA)
-------------------------------------

On July 26, 1991, the federal legislation blown as the Americans with Disabilities Act (ADA) was signed into law by President Bush. The purpose of the ADA is to integrate persons with disabilities into the economic and social mainstream of American life. Title III of the ADA applies to Lessors and Lessees of "places of public accommodation" and "commercial facilities", and requires that places of public accommodation undertake "readily achievable" removal of communication and access barriers to the disabled. This requirement of Title III of the ADA is effective January 26, 1992.

It is important that building owners identify and undertake "readily achievable" removal of any such barriers in the common areas, sidewalks, parking lots and other areas of the building under their control.

The lessor and lessee are responsible for compliance with ADA relating to removal of barriers within the workplace i.e. arrangement of interior furnishings and access within the premises, and any improvements installed by lessor and lessee.

Keegan & Coppin Company, Inc. recommends that both parties seek expert advice regarding the implications of the Act as it affects this agreement.

Alquist-Priolo:
---------------

"The property which is the subject of this contract may be situated in a Special Study Zone as designated tinder the Alquist-Priolo Geologic Hazard Act, Sections 2621-2625, inclusive, of the California Public Resources Code: and, as such, the construction or development on this property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the City or County under the terms of that act. No representations on the subject are made by the lessor or agent, and the lessee should make his own inquiry or investigation".

Flood Hazard Area Disclosure:
-----------------------------

The subject property may be situated in a "Special Flood Hazard Area" as set forth on a Federal Emergency Management Agency (FEMA) "Flood Insurance Rate Map"
(FIRM) or "Flood Hazard Boundary Map" (FHBM). The law provides that, as a condition of obtaining financing on most structures located in a "Special Floods Hazard Area", lender requires flood insurance where the property or its attachments are security for a loan. Lessee should consult with experts concerning the possible risk of flooding.

     Acknowledgment:

     Lessee:/s/ Cerent Corporation                  Date: 7-8-99
             ---------------------------               ----------------

     Lessor:/s/ Advanced Fibre Communications,Inc.  Date: ________________
             ----------------------------------

                                   EXHIBIT A

              [FLOOR PLAN OF REDWOOD BUSINESS PARK APPEARS HERE]

                        PHASED MOVE SCHEDULE FROM BLDG #144C

                                   EXHIBIT B

                    [FLOOR PLAN APPEARS HERE]

                                   Exhibit 1

                             REDWOOD BUSINESS PARK
                                   NET LEASE

THIS LEASE, dated July 10 ,1995 , is made and entered into by and between G & W/Redwood Associates Joint Venture, a California general partnership ("Landlord"), and Advanced Fibre Communications. a California Corporation ("Tenant").

  1.   Premises.
       ---------

       Landlord leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease ("Term") and at the rent and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the floor plan attached hereto as Exhibit A. The Premises are located within the Building described in the Basic Lease Information, and constitute part of the Project described in the Basic Lease Information and as shown in Exhibit A-1 attached hereto, at the Redwood Business Park, located in Petaluma, California. All areas and facilities outside the Buildings and within the exterior boundaries of the Project that are provided and designated by Landlord from time to time for the general nonexclusive use and convenience of the tenants of the Project shall be known as "Common Areas".

  2.   Term.
       -----

       (a) The Term shall commence upon the date ("Commencement Date") which is the earlier of: (i) substantial completion of the Premises, as the term "substantial completion" is defined in the Work Letter Agreement, attached hereto as Exhibit B; or (ii) the date substantial completion would have occurred but for Tenant Delays (as the term is defined in the Work Letter Agreement). The Estimated Commencement Date is set forth in the Basic Lease Information, which date may be postponed due to a delay in delivering the Premises as provided in Paragraph 2(b) below. A "Lease Year" is a period of twelve (12) consecutive calendar months. A "Lease Month" is a calendar month. The initial Term of this Lease shall be determined as follows:

            (1) If the Commencement Date of this Lease occurs on the first calendar day of a calendar month, the Term shall be for a period of Lease Years and Months as specified in the Basic Lease Information, unless terminated sooner as provided in this Lease.

            (2) If the Commencement Date of this Lease occurs on other than the first calendar day of a calendar month, the Term shall be for a period of Lease Years and Months as specified in the Basic ease Information, plus the number of days remaining in the calendar month in which the Commencement Date occurs, unless terminated sooner as provided in this Lease.

       (b) Subject to the provisions of Paragraph 22 below, in the event the Premises are not substantially completed (in accordance with the Work Letter Agreement) on or within six (6) months after the Estimated Commencement Date, then Tenant may, at Tenant's option, by notice in writing to Landlord within ten
(10) days thereafter, cancel this Lease, in which event, (i) this Lease shall be deemed null and void and have no further force or effect, (ii) all security or other deposits made herewith shall be promptly returned to Tenant, and (iii) the parties shall have no further obligation to each other; provided further, however, that if such written notice of Tenant is not received by Landlord within said 10-day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

  3.   Rent.
       -----

       (a) For purposes of this Lease, the term "Rent" shall mean the Base Rent, Advanced Base Rent, all additional rent, and all of the other monetary obligations of Tenant under this Lease. Upon execution of this Lease, Tenant shall pay to Landlord the Advanced

Base Rent set forth in the Basic Lease Information. Tenant shall pay to Landlord the Base Rent specified in the Basic Lease Information, payable on or before the first day of each and every successive calendar month following the Commencement Date. If the Term commences on other than the first day of a calendar month, the first payment of Base Rent shall be appropriately prorated, on the basis of a 30-day month. Tenant's payment of any Advanced Base Rent (excluding that portion attributable to last month's rent, if any) shall be credited against Tenant's obligation to pay Base Rent beginning as of the Commencement Date.

     (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly Base Rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be collectable as additional rent with the next installment of monthly Base Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

     (c) Tenant acknowledges that late payment by Tenant to Landlord of Rent after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to two percent (2%)of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (d) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum. Payment of interest shall not excuse or cure any default hereunder by Tenant.

     (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

4.   Taxes and Operating Expenses.
     -----------------------------

     (a) In addition to the Base Rent, Tenant shall pay (i) Tenant's Percentage Share of Property Taxes (according to the percentage set forth in the Basic Lease Information) relating to those Property Taxes (as the term is defined under Paragraph 4(a)(1) below) which are assessed during the Term, and (ii) Tenant's Percentage Share of Operating Expenses (according to the percentage set forth in the Basic Lease Information) relating to those Operating Expenses (as the term is defined under Paragraph 4(a)(2) below) which are paid or incurred by Landlord during the Term.

          (1) "Property Taxes" shall mean all real property taxes, bonds and assessments and governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the tax parcel of which the Building is a part) and Common Areas.

          (2) "Operating Expenses" shall mean the following: (A) all costs of management, operation, maintenance and repair of the Building and Common Areas, including, without limitation, property management expenses, maintenance and repair materials, supplies and equipment; (B) all costs of water, power, electricity, refuse collection, parking lot sweeping, landscaping, and other services relating to the Common Areas; (C) all costs of alterations or improvements to the Building or Common Areas made to achieve compliance with federal, state and local law including, without limitation, the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.), which costs will be amortized over the useful life of each alteration or improvement; (D) all costs of public liability and casualty insurance maintained by Landlord with respect to the Building and Common Areas; (E) all costs incurred by Landlord for making any capital improvements, structural repairs or modifications to the Building or Common Areas or making any improvements or modifications to reduce the operating expenses, which costs will be amortized over the useful life of each capital improvement, structural repair or modification; (F) all costs of maintaining machinery, equipment and directional signage or other markers; and (G) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owners' associations affecting the Building. That portion of the Operating Expenses relating to the property management expenses for the Building and Common Areas which shall be charged to Tenant shall be four percent (4%) of both Tenant's annual Base Rent and the subtotal of Tenant's share of Operating Expenses of the Building. In the event that Landlord calculates the Operating Expenses based upon the Project instead of the Building, as indicated on the Basic Lease Information, then the term "Project" shall be substituted in the place of all references to the term "Building" in this paragraph.

     (b) The Property Taxes to be paid by Tenant shall be determined by multiplying the total amount of the Property Taxes by Tenant's Percentage Share of Property Taxes (which percentage is determined by multiplying 100% by a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the total rentable area of all improvements located within the tax parcel of which the Premises are a part). Landlord may cause the Common Areas of the Project to be separately assessed from other areas and buildings of the Project. In such case, Tenant's Percentage Share of Property Taxes attributable to the Common Areas shall be determined by the ratio that the total rentable square feet in the Premises bears to the total number of square feet of rentable area which is included in the property subject to the assessment.

     (c) Operating Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses as though ninety-five percent (95%) of the total rentable area of the Building had been occupied. When the Building is one hundred percent (100%) occupied, the Operating Expenses shall be adjusted to reflect a 100% occupied building. The Operating Expenses to be paid by Tenant shall be determined by multiplying the total amount of the Operating Expenses as adjusted above by Tenant's Percentage Share of Operating Expenses (which percentage is determined by multiplying 100% by a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is the total rentable area located within the Building, if the Operating Expenses are calculated for the Building, or within the Project, if the Operating Expenses are calculated for the Project).

     (d) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent one-twelfth (1/12th) of Landlord's estimate of the amount of Property Taxes and one-twelfth (1/12th) of Landlord's estimate of Operating Expenses payable by Tenant for the then-current calendar year. The initial monthly amount shall be as set forth in the Basic Lease Information. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement in reasonable detail of the actual amount of Property Taxes and Operating Expenses payable by Tenant in accordance with this Paragraph 4 for such calendar year. Tenant may request further information if desired. Landlord's failure to provide such statement to Tenant within the 120-day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess to Tenant against future additional rent due under this Paragraph 4. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. The obligations of Landlord and Tenant under this Paragraph 4(d) with respect to the reconciliation between the estimated and actual amounts of Property Taxes and operating Expenses payable by Tenant for the last year of the Term shall survive the termination of the Lease. When the final determination is made of the actual amounts of Property Taxes and Operating Expenses payable by Tenant for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated payments and, conversely, any overpayment made by Tenant shall be immediately reimbursed to Tenant by Landlord.

5.   Other Taxes.
     ------------

     In addition to Tenant's obligations under Paragraph 4 above, Tenant shall pay or reimburse Landlord for (i) any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense, (ii) for taxes, if any, measured by or reasonably attributable to tenant improvements paid for by Tenant, and
(iii) for any taxes, assessments, fees, or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises. On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant's business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

6.   Use.
     ---

     6.1  Prohibited Uses.
          ----------------

          (a) The Premises shall be used and occupied by Tenant solely for the use set forth in the Basic Lease Information. Tenant shall, at Tenant's expense, comply promptly with all applicable federal, state and local laws, regulations, ordinances, rules, orders, and requirements in effect during the Term relating to the condition, use or occupancy of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that unreasonably disturbs other tenants of the Building or Project, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devises on or visible from the exterior of the Premises, without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. Tenant shall not use any corridors, sidewalks, stairs, elevators, or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not use, keep, or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums for or a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises or the Building or which would violate the terms of any covenants, conditions, or restrictions, or the design guidelines, or the sign guidelines affecting the Building or the land on which it is located, or the Rules (as the term is defined under Paragraph 6.3(b) below).

          (b) Tenant shall not attach any signage to or on any part of the outside of the Premises; the Building or the Project, or in the halls, lobbies, windows or elevator banks of the Building without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Any signage so permitted shall be subject to prior approval of and conformance with the requirements of the design review committee of the Project and the design review agency of the city. At Tenant's expense, Tenant shall (i) maintain all permitted signage, and (ii) upon the expiration or termination of this Lease, remove such signage and repair any damage caused by their removal. If Tenant fails to do so, Landlord may maintain, repair or remove such signage without notice to Tenant and at Tenant's expense, the cost of which shall be payable by Tenant as additional rent in accordance with Paragraph 14(b)(2) below.

     6.2  Suitability. Tenant acknowledges that neither Landlord nor any agent
          -----------
of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Tenant acknowledges that the Premises are located in a 100-year flood zone and that the finished floor elevations of the Building are designed to be at least one (1) foot above the federal government's estimate of the 100-year flood level at the time of initial construction.

     6.3  Use of Common Areas.
          --------------------

          (a) Landlord gives Tenant and its authorized employees, agents, customers, representatives, and invitees the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights as set forth in this Paragraph 6.3.

          (b) All Common Areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the Common Areas. Tenant acknowledges receipt of a copy of the current rules and regulations, attached hereto as Exhibit C, and agrees that they may, from time to time, be modified or amended by Landlord in a commercially reasonable manner (the "Rules"). Tenant agrees to abide by and conform with such Rules; to cause its concessionaires and its and their employees and agents to abide by such Rules; and to use its best efforts to cause its customers, invitees, and licensees to abide by such Rules.

          (c) Landlord shall have the right to close temporarily any portion of the Common Areas for the purpose of discouraging use by parties who are not tenants or customers of tenants; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Property; to use or permit the use of the Common Areas by others to whom Landlord may grant or have granted such rights; and to do and perform such acts in, to, and with respect to, the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the Project.

          (d) Landlord shall have the unqualified right to increase or reduce the Common Areas, provided the Project meets the parking requirement under Paragraph 6.5 below.

          (e) Tenant shall cooperate with Landlord and other tenants in the Project in recycling waste paper, cardboard, or such other materials identified under any trash recycling program that may be established in order to reduce trash collection costs.

     6.4  Environmental Matters.
          ----------------------

          (a) (1)   The term "Hazardous Materials" as used herein means any
petroleum products, asbestos, polychlorinated biphenyls, P.C.B.'s , chemicals, compounds, materials, mixtures or substances that are now or hereafter defined or listed in, or otherwise classified as a 'hazardous substance", "hazardous material", "hazardous waste", "extremely hazardous waste","infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity pursuant to any federal, state or local environmental law, regulation, ordinance, resolution, order or decree relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal or transportation of the same ("Hazardous Materials Laws").

          (2) Except for ordinary office supplies and janitorial cleaning materials which in common business practice are customarily and lawfully used, stored and disposed of in small quantities, and except for those Hazardous Materials listed on Exhibit D attached hereto, Tenant shall not use, manufacture, store, release, dispose or transport any Hazardous Materials in, on, under or about the Premises, the Building or the Project without giving prior written notice to Landlord and obtaining Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Subject to Landlord's prior written consent, Hazardous Materials may be added to Exhibit D on an annual review basis; any such amendments to Exhibit D shall be signed by each party and attached hereto. Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required in connection with Tenant's generation, use, storage, disposal and transportation of Hazardous Materials. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Regardless whether permitted under the Hazardous Materials Laws, Tenant shall not maintain in, on, under, or about the Premises, the Building or the Project any above or below ground storage tanks, clarifiers, or sumps, nor shall any wells for the monitoring of ground water, soils, or subsoils be allowed.

          (3) Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person or entity against Tenant or the Premises relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports, information, inquiries or demands made, ordered, or received by or on behalf of Tenant which arise out of or in connection with the existence or potential existence of any Hazardous Materials in, on, under or about the Premises, the Building, or the Project, including, without limitation, any complaints, notices, warnings, asserted violations, or mandatory or voluntary informational filings with any governmental agency in connection therewith, and immediately supply Landlord with copies thereof.

          (b) Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, damages, fines, penalties, forfeitures, losses, cleanup and remediation costs or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) Tenant's use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials by Tenant, Tenant's agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building, or the Project, or (ii) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building, or the Project and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of this Lease.

          (c) Landlord shall have the right to enter the Premises during regular business hours upon reasonable prior notice at all times for the purposes of ascertaining compliance by Tenant with all applicable Hazardous Materials Laws, provided, however, that in the instance of an emergency Landlord's entry onto the Premises shall not be restricted to regular business hours nor shall notice be required.

          (d) Landlord shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials by Tenant, Tenant's employees, agents, contractors, or invitees on the Premises, Building or Project or in violation of law or in deviation from prescribed procedures in Tenant's use or storage of Hazardous Materials. If Tenant fails to comply with any of the provisions under this Paragraph 6.4, Landlord shall have the right (but not the obligation) to remove or otherwise cleanup any Hazardous Materials from the Premises, the Building or the Project. In such case, the costs of any Hazardous Materials investigation, removal or other cleanup (including, without limitation, transportation, storage, disposal and attorneys' fees and costs) will be additional rent due under this Lease, whether or not a court has ordered the cleanup, and will become due and payable on demand by Landlord.

     6.5  Parking. Landlord grants to Tenant and Tenant's customers, suppliers,
          -------
employees and invitees a nonexclusive license to use unassigned and unreserved parking spaces in the Common Areas for the use of motor vehicles during the Term subject to rights reserved to Landlord as specified in this Paragraph 6.5. Landlord reserves the right to grant similar nonexclusive and unassigned and unreserved use to other tenants; to promulgate rules and regulations relating to the use of the Common Areas including parking by tenants and employees of tenants; to make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord determines to be advisable. Tenant agrees not to overburden the parking facilities and to abide by and conform with the rules and regulations and to cause its employees and agents to abide by and conform to the rules and regulations. Upon request, Tenant shall provide Landlord with license plate numbers of all vehicles driven by its employees and to cause Tenant's employees to park only in spaces specifically designated for tenant parking. Landlord shall have the unqualified right to rearrange or reduce the number of parking spaces; provided, however, the ratio of the number of parking spaces available to Tenant will be no less than three point five (3.5) spaces per 1,000 usable square feet of the Premises.

  7. Services.
     --------

     (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, telephone, refuse collection, and other utility-type services furnished to Tenant or the Premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within ten (10) days after submittal of Landlord's statement.

     (b) Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any Rent abatement by reason of, any interruption or curtailment whatsoever in utility services.

  8. Maintenance, Repairs and Alterations.
     -------------------------------------

     (a) Tenant shall, at Tenant's expense, maintain every part of the Premises in good order, condition and repair, including without limitation, (i) all interior surfaces, ceilings, walls, door frames, window frames, floors, carpets, draperies, window coverings and fixtures, (ii) all windows, doors, locks and closing devices, entrances, plate glass, and signs, (iii) all plumbing and sewage pipes, fixtures and fittings, (iv) all phone lines, electrical wiring, equipment, switches, outlets, and lightbulbs, (v) any fire detection, fire sprinkler or extinguisher equipment, (vi) all of Tenant's personal property, improvements and alterations, and (vii) all other fixtures and special items installed by or for the benefit of, or at the expense of Tenant. Tenant shall, at its expense, cause to be maintained in good operating condition and repair, all heating, ventilating, and air conditioning equipment installed in, or on the roof of the Premises. Tenant shall keep in force a preventive maintenance contract with a qualified maintenance company covering all heating, ventilating and air conditioning equipment and shall annually provide Landlord with a copy of this contract. Tenant shall not enter onto the roof area of the Building, except for the purpose of maintaining the heating, ventilating, and air conditioning equipment and provided that Tenant shall repair any damage to the roof area caused by its entry. Tenant shall be responsible for its own janitorial service. Landlord shall incur no expense (nor have any obligation) of any kind whatsoever in connection with the maintenance of the Premises.

     (b) Landlord shall keep in good condition and repair the foundation, roof structure, exterior walls and other structural parts of the Building, and all other portions of the Building not the obligation of Tenant or any other tenant in the Building. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Building in good order, condition and repair. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of Landlord performing any such maintenance and repair work.

     (c) In the event Tenant fails to perform Tenant's obligations under this Paragraph 8, Landlord may, but shall not be required to, give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant shall fail to commence such work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amounts so expended by Landlord will be additional rent due under this Lease, and such amounts will become due and payable on demand by Landlord. Landlord shall have no liability to Tenant for any such damages, inconvenience, or interference with the use of the Premises by Tenant as a result of performing such work.

     (d) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good condition and repair, only ordinary wear and tear excepted. Tenant, at its sole cost and expense, agrees to repair any damages to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, signs, machinery, equipment, cabinetwork, furniture, moveable partitions, or permanent improvements or additions, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord, to Landlord's reasonable satisfaction. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant resulting from such delay.

     (e) Tenant shall not make any alterations, improvements, or additions in, on, or about the Premises without Landlord's prior written consent, except that Tenant may make alterations, improvements, or additions without Landlord's prior written consent where (i) the reasonably estimated cost does not exceed $2,500, and

(ii) such alterations, improvements, or additions do not affect or involve the structural integrity, roof membrane, exterior areas, building systems, or water-tight nature of the Premises, the Building or the Project. In requesting Landlord's consent, Tenant shall, at Tenant's sole cost, submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor at least ten (10) business days prior to the commencement of any work.

          With respect to any alterations, improvements or additions made to the Premises by Tenant:

          (1) Before commencing any work relating to alterations, additions, or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens or any other liens.

          (2) Tenant shall pay when due all claims for labor or materials furnished to Tenant for use in the Premises. Tenant shall not permit any mechanics' liens or any other liens to be levied against the Premises for any labor or materials furnished to Tenant in connection with work performed on the Premises by or at the direction of Tenant. Tenant shall indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by, or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum.

          (3) All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building.

          (4) Upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or Project or damage to the Premises, Building or Project.

          (5) Landlord, at Landlord's sole discretion, may refuse to grant Tenant permission for alterations, improvements or additions which require, because of application of Americans with Disabilities Act or other laws, substantial improvements or alterations to be made to the Common Areas.

          (6) Landlord may, up to sixty (60) days prior to the expiration of the Term, require that Tenant, at Tenant's expense, remove any such alterations, improvements or additions prior to or upon the expiration of this Lease, and restore the Premises to their condition prior to such alterations, improvements or additions.

          (7) Unless Landlord requires their removal, as set forth above, all alterations, improvements, or additions made to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of this Lease; provided, however, that Tenant's machinery, equipment, and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Paragraph 8(d) above.

     9.   Construction of Tenant Improvements.
          ------------------------------------

          Landlord shall be responsible for constructing the tenant improvements ("Tenant Improvements") in the Premises, as provided in the Work Letter Agreement, attached hereto as Exhibit B.

     10.  Insurance and Indemnity.
          -----------------------

          10.1  Insurance.
                ---------

                (a) Tenant shall obtain and maintain during the Term comprehensive general liability insurance with a combined single limit for personal injury and property damage in an amount of not less than $2,000,000 (in a form, with a deductible amount, and with carriers reasonably acceptable to Landlord) and employer's liability and workers' compensation insurance as required by law. The insurance carrier shall be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best's Key-Rating guide. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without thirty (30) days' prior written notice to Landlord, (ii) Landlord is designated as an additional insured, (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to Paragraph 10.2(b) below, and (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the reasonable opinion of Landlord's lender or in the commercially reasonable opinion of Landlord's insurance adviser, the specified amounts of coverage are no longer adequate, such coverage shall, within 30 days written notice to Tenant, be appropriately increased. Prior to the commencement of the Term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements. At least thirty (30) days prior to the expiration of such policy or any renewal or modification thereof, Tenant shall deliver to Landlord a replacement or renewal binder followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

          (b) Landlord waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy. Tenant waives all claims against Landlord, and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant agrees that in the event of a sale, assignment or transfer of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord and any subsequent Landlord.

          (c) Tenant shall at its own cost maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. Notwithstanding any other provisions of the Lease, Landlord shall have no liability for damage to or destruction of Tenant's personal property, regardless of whether the damage or destruction results from the acts or omissions of Landlord.

          (d) During the Term, Landlord shall keep the Building, and improvements within which the Premises are located, insured against loss or damage by (i) fire, with extended coverage and vandalism, malicious mischief and special extended perils (all risk) endorsements or their equivalents, in amounts not less than one hundred percent (100%) of the replacement cost of the Building and structures insured, and (ii) flood, in the maximum amount provided for by FEMA under its flood loss insurance program, with loss payable thereunder to Landlord and to any authorized encumbrancer of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests. Landlord may maintain rent insurance, for the benefit of Landlord, equal to at least one year's Base Rent hereunder. If the Lease is terminated as a result of damage by fire, casualty or earthquake as set forth in this Paragraph 10, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

          (e) Tenant acknowledges that Landlord does not, at the time of the signing of this Lease, insure the Building for earthquake damage. Landlord may, when Landlord deems the premiums to be reasonable, insure the Building fully or partially for earthquake damage. At such time, the premium for earthquake insurance will be added to the Operating Expenses for purposes of determining additional rent.

    10.2  Indemnity.
          ----------

          (a) Tenant waives all claims against Landlord for damage to any property or injury to or death of any person in, on, or about the Premises, the Building, or any other portion of the Project arising at any time and from any cause, unless caused by the active negligence or willful misconduct of Landlord, its agents, employees, or contractors. Tenant shall indemnify, defend (by counsel reasonably satisfactory to Landlord) and hold harmless Landlord, and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns, from and against all claims, costs, damages, actions, indebtedness and liabilities (except such as may arise from the active negligence or willful misconduct of Landlord, and Landlord's officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives, successors and assigns) arising by reason of any death, bodily injury, personal injury, property damage or any other injury or damage in connection with (i) any condition or occurrence in or about or resulting from any condition or occurrence in or about the Premises during the Term, or (ii) any act or omission of Tenant, or Tenant's agents, representatives, officers, directors, shareholders, partners, employees, successors and assigns, wherever it occurs. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made. The provisions of this Paragraph 10.2 shall survive the termination or expiration of this Lease with respect to any damage, injury, or death occurring prior to such expiration or termination.

          (b) Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Building, Project, Common Areas, or parking facilities, or for any damage to person or property, or loss of property in and about the

Premises, Building, Project, Common Areas, parking facilities and the approaches, entrances, streets, sidewalks, stairs, elevators, restrooms, or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Landlord or Tenant. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge.

          (c) Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Building or resulting from any other cause shall in no way alter this Lease or impose any liability on Landlord.

          (d) Tenant agrees that in no event shall Landlord be liable for consequential damages, including injury to Tenant's business or any loss of income therefrom.

          (e) In the event that Landlord or any successor owner of the Building sells or conveys the Building, then all liabilities and obligations of Landlord or the successor owner under this Lease accruing after the sale or conveyance shall terminate and become binding on the new owner, and Tenant shall release Landlord from all liability under this Lease (including, without limitation, the Security Deposit, as defined under Paragraph 16 below), except for acts or omissions of Landlord occurring prior to such sale or conveyance.

          (f) Tenant expressly agrees that so long as Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity, (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, partners, employees, affiliates, joint venturers, members, trustees, owners, shareholders, or other principals, agents or representatives of such business entity ("Member of Landlord"), and (ii) Tenant shall have recourse only to the interest of such business entity in the Building of which the Premises are a part for the satisfaction of such obligations and not against the assets of such Member of Landlord other than to the extent of their respective interests in the Building. In this regard, Tenant agrees that in the event of any actual or alleged failure, breach or default by Landlord of its obligations under this Lease, that (i) no Member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord), (ii) no judgment will be taken against any Member of Landlord, and any judgment taken against any Member of Landlord may be vacated and set aside at any time without hearing,(iii) no writ of execution will ever be levied against the assets of any Member of Landlord, and (iv) these agreements by Tenant are enforceable both by Landlord and by any Member of Landlord.

  11.  Damage or Destruction.
       ---------------------

       (a) Subject to the provisions of Paragraphs 11(b) and ll(c) below, if, during the Term, the Premises are totally or partially destroyed from any insured casualty, Landlord shall, within ninety (90) days after the destruction, commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion. Such destruction shall not terminate this Lease. Landlord's obligation shall not include repair or replacement of Tenant's alterations or Tenant's equipment, furnishings, fixtures and personal property. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, and Landlord is unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 90-day period, then either party may terminate this Lease by giving written notice to the other party within thirty (30) days after expiration of the 90-day period.

     (b) Despite the provisions of Paragraph ll(a) above, Landlord may decide within ninety (90) days after such destruction to demolish the Building rather than rebuild it, in which case this Lease will terminate as of the date of the destruction. Landlord shall give Tenant written notice of its intention within ninety (90) days after the destruction.

     (c) If any destruction occurs to the Premises during the last six (6) months of the initial Term or during the last six (6) months of any extension period, regardless of the nature and extent of the destruction, either party can elect to terminate this Lease within thirty (30) days after the destruction occurs. If this Lease does not terminate pursuant to this Paragraph ll(c), the provisions of Paragraph ll(a) above shall apply.

     (d) If the Premises are damaged from any uninsured casualty to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or (ii) within the 90-day period Landlord may elect not to so restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within the 90-day period.

     (e) In the event of destruction or damage to the Premises which materially interferes with Tenant's use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of Base Rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction materially interferes with Tenant's use of the Premises. All other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of Base Rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

     (f) The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

  12. Eminent Domain.
      --------------

      (a) If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking. In the case of a partial taking of greater than fifty percent (50%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after the date of the taking. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Base Rent thereafter to be paid shall be equitably reduced on a square footage basis. If the continued occupancy of Tenant is materially interfered with for any time during the partial taking, notwithstanding the partial taking does not terminate this Lease as to the part not so taken, the Base Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

     (b) All compensation awarded or paid upon a total or partial taking of the fee title shall belong to Landlord whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee except:
Tenant shall retain and have a claim for the following, to the extent specifically designated by the condemning authority: (i) the unamortized value over the Term of Tenant's leasehold improvements (to the extent Landlord has not contributed to the cost thereof); (ii) that portion (if any) of the award made to Landlord as a result of removing fixtures, removable by

Tenant herein, under the terms of this Lease but which are required to be taken by the condemnor or are so acquired by the condemnor; and (iii) all relocation assistance, moving and relocation expenses to the extent (if any) provided by the condemning authority directly to Tenant.

  13.  Assignment and Subletting.
       --------------------------

       (a) Tenant shall not assign, sublet or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof or permit the use of the Premises by any party other than Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

       (b) As used in this Paragraph 13, the term "assign" or "assignment" shall include, without limitation, any sale, transfer, or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise, including any of the following:

           (1) if Tenant is a corporation or a limited liability company: (A) any dissolution, merger, consolidation, or other reorganization of Tenant; or
(B) a sale or other transfer of more than fifty percent (50%) of the value of the assets of Tenant; or (C) if Tenant is a corporation with fewer than 500 shareholders, a sale or other transfer of a controlling percentage of the capital stock of Tenant; or (D) if Tenant is a limited liability company, a sale or other transfer of a controlling percentage of the interest in Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stocks or interests possessing at least fifty percent (50%) of the total combined voting power of the limited liability company or, in the case of a corporation, of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors of the corporation;

           (2) if Tenant is a trust, the transfer of more than fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

           (3) if Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest, of any general partner or joint venturer or the dissolution of the partnership or joint venture; and

           (4) if Tenant is composed of tenants-in-common, the transfer of interest of any cotenants or the partition or dissolution of the cotenancy.

       (c) No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior written consent in the same manner as if Tenant were entering into a new sublease.

       (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation, or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

     (e) In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, then Tenant shall reimburse Landlord for reasonable costs and attorneys' fees incurred in connection therewith in an amount not to exceed $1,000.00.

14.  Default by Tenant.
     -----------------

     (a)  The following events shall constitute events of default under this
Lease:

          (1) a failure by Tenant to pay any Rent or to deliver an estoppel certificate (as provided in Paragraph 17 below) where such failure continues for five (5) days after written notice by Landlord to Tenant;

          (2) the bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

          (3)  the abandonment or vacation of the Premises;

          (4) the discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor of Tenant's obligation hereunder, and any of them, was materially false; and

          (5) a failure by Tenant to perform any of the terms, covenants, agreements or conditions of this Lease to be observed or performed by Tenant (excluding any event of default under Paragraph 14(a)(1) above), where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the 30-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     (b) In the event of any material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

          (1) Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant's breach and abandonment and recover the Rent and any other monetary charges as they become due, without terminating Tenant's right to sublet or assign this Lease, subject only to reasonable limitations as herein provided. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term.

          (2) Pay or perform such obligation due (but shall not be obligated to do so), if Tenant fails to pay or perform any obligations when due under this Lease within the time permitted for their payment or performance. In such case, the costs incurred by

Landlord in connection with the performance of any such obligation will be additional rent due under this Lease and will become due and payable on demand by Landlord.

          (3) Terminate Tenant's rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, without limitation, the following: (A) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that is proved could have been reasonably avoided; plus (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that is proved could be reasonably avoided; plus (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such termination of Tenant's possessory interest in and to the Premises, Tenant (and at Landlord's sole election, Tenant's sublessees) shall no longer have any interest in the Premises, and Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The "worth at the time of award" of the amounts referred to in subparagraphs (A) and (B) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in subparagraph (C) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (4) Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the rate of ten percent (10%) per annum.

     (c) In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

     (d) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

     (e) In the event Tenant is in material default under any provision of this Lease then, at Landlord's sole election: (i) Tenant shall not have the right to exercise any available right, option or election under this Lease ("Tenant's Exercise Rights") if at such time Tenant is in default hereunder, (ii) Tenant shall not have the right to consummate any transaction or event triggered by the exercise of any of Tenant's Exercise Rights if at such time Tenant is in default hereunder, and (iii) Landlord shall not be obligated to give Tenant any required notices or information relating to the exercise of any of Tenant's Exercise Rights hereunder.

  15.  Default by Landlord, Notice to Mortgagee.
       -----------------------------------------

       Landlord shall not be in default unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord certified mail, postage prepaid, and to the holder of any first mortgage, deed of trust or ground lease covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant be entitled to terminate this Lease by reason of Landlord's default, and Tenant's remedies shall be limited to an action for monetary damages at law.

  16.  Security Deposit.
       -----------------

       On execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "Security Deposit"). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

  17.  Estoppel Certificate.
       ---------------------

       (a) Tenant shall within ten (10) days of notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the amount of the Security Deposit, (iii) the date to which the Rent has been paid, (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (v) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

       (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Base Rent has been paid in advance.

       (c) If Landlord desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

  18. Subordination.
      -------------

      This Lease, at Landlord's sole option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, refinancings and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment. Any such document of attornment shall also provide that the successor shall not disturb Tenant in its use of the Premises in accordance with this Lease.

  19. Attorneys' Fees.
      ---------------

      In the event legal action is initiated by either party, the prevailing party shall be entitled to recover all costs and expenses incurred in such action, including, without limitation, reasonable attorneys' fees and costs, including attorneys' fees incurred at trial and on appeal, if any.

  20. Notices.
      -------

      All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when personally delivered, delivered by courier service, sent via facsimile (confirmation receipt required), or forty-eight (48) hours after the same is deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant.

  21. General Provisions.
      -------------------

      (a) This Lease shall be governed by and construed in accordance with the internal laws of the State of California, notwithstanding any choice of law statutes, regulations, provisions or requirements to the contrary.

      (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

      (c) This Lease including attached Exhibits, Addenda, and Basic Lease Information contains all agreements and understandings of the parties and supersedes and cancels any and all prior or contemporaneous written or oral agreements, instruments, understandings, and communications of the parties with respect to the subject matter herein. This Lease, including the attached Exhibits, Addenda, and Basic Lease Information, may be modified only in a writing signed by each of the parties.

     (d) No waiver of any provision hereof by either party shall be deemed by the other party to be a waiver of any other provision, or of any subsequent breach of the same provision. Landlord's or Tenant's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's consent to, or approval of, any subsequent act by the other party.

     (e) If Tenant remains in possession, with the expressed consent of Landlord, of all or any part of the Premises after the expiration of the Term, such tenancy shall be from month to month only, and not a renewal hereof or an extension for any further term, and in such case, Rent shall be payable in the amount of the last month's Base Rent and all other charges under the Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

     (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

     (g) Upon reasonable prior notice to Tenant (which notice shall not be required in the event of an emergency), Landlord and Landlord's representatives and agents shall have the right to enter the Premises during regular business hours for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the Premises, the Building or the Common Areas as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary #For Lease" sign. Landlord may at any time place on or about the Premises any ordinary "For Sale" sign.

     (h) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     (i) If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, company or partnership in accordance with, where applicable, a duly adopted resolution of the board of directors of the corporation, the vote of the members of the limited liability company or the vote of the partners within the partnership, and that this Lease is binding upon the corporation, company or partnership in accordance with its respective articles of incorporation and bylaws, operating agreement or partnership agreement.

     (j) Time is expressly declared to be of the essence of this Lease and of each and every covenant, term, condition, and provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant.

     (k) If there is more than one party comprising Tenant, the obligations imposed on Tenant shall be joint and several.

     (l) The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

     (m) As used in this Lease and whenever required by the context thereof, each number, both singular and plural, shall include all numbers and in each gender shall include all genders. Landlord and Tenant, as used in this Lease or in any other instrument referred to in or made a part of this Lease, shall likewise include both the singular and the plural, a corporation, limited liability company, partnership, individual or person acting in any fiduciary capacity as executor, administrator, trustee or in any other representative capacity.

     (n) The Exhibits and Addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

  22. Force Majeure.
      -------------

      Any delay in construction, repairs, or rebuilding any building, improvement or other structure herein shall be excused and the time limit extended to the extent that the delay is occasioned by reason of acts of God, labor troubles, laws or regulations of general applicability, acts of Tenant or Tenant Delays (as the term is defined in the Work Letter Agreement attached hereto as Exhibit B), or other occurrences beyond the reasonable control of Landlord. Accordingly, Landlord's obligation to perform shall be excused for the period of the delay and the period for performance shall be extended for a period equal to the period of such delay.

  23. Broker's Fee.
      ------------

      Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claim that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt. Landlord shall pay any commissions or fees that are payable to the broker or finder specified in the Basic Lease Information, with respect to this Lease in accordance with the provisions of a separate commission contract.

  24. Financial Statement.
      -------------------

      It is acknowledged by all parties hereto that the attached financial declaration of Tenant is incorporated as a part of this Lease as Exhibit E, that the information contained therein is true and correct in all material respects, and that the accuracy of the information is a significant fact upon which Landlord has relied in the granting of this Lease.

      IN WITNESS WHEREOF, the parties have executed this Lease on the date first mentioned above.

TENANT:                                  LANDLORD:

Advanced Fibre Communications            G & W/Redwood Associates Joint Venture,
                                         a California general partnership


---------------------------------        By: G & W/McDowell Associates: 1985, a
                                         a California general partnership

                                               By: /s/ William C. White
---------------------------------                 ----------------------------
                                               William C. White
                                               Managing General Partner
   /s/ Advanced Fibre Communications
By:---------------------------------
     VP, CFO
Its:-----------------------------

                                AMENDMENT NO. 2
                                       TO
                    1440 MCDOWELL BOULEVARD NORTH NET LEASE

THIS AMENDMENT NO. 2 TO 1440 McDowell Boulevard North Net Lease ("Amendment No. 2") is entered into as of August 4 , 1997, by and between G & W/Copley
                          --------
Redwood Business Park, L.P., a California limited partnership, and successor to G & W/Redwood Associates Joint Venture, a California general partnership ("Landlord"), and Advanced Fibre Communications, a Delaware corporation ("Tenant"). Terms which are capitalized in this Amendment No. 2 but not defined herein shall have the meanings stated in the Lease.

This Amendment No. 2 is entered into on the basis of the following facts, intentions and understandings of the parties:

A. Landlord and Tenant entered into that certain 1440 McDowell Boulevard North Net Lease and Addendum No. 1 on July 10, 1995, and further amended by Amendment # 1 to Redwood Business Park Net Lease Agreement dated January 4, 1996 collectively ("1440 Lease").

B. Landlord and Tenant have also entered into that certain 1435 McDowell Boulevard North Net Lease and Addendum No. 1 ("1435 Lease") as of the execution date of this Amendment No. 2.

C. As partial consideration for Landlord leasing to Tenant the space subject to the terms of the 1435 Lease, Tenant is willing to extend the current term of the 1440 Lease an additional three (3) years.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree as follows:

1.   TERM.

     The term of the I440 Lease shall be extended three (3) years from its current termination date making the new termination date March 31, 2008. The commencement date of the 1440 Lease shall remain unchanged.

2.   REMAINDER UNCHANGED.

     This Amendment shall supersede and cancel all prior and contemporaneous written and oral agreements, correspondence and communications between the parties regarding the subject matter hereof. Except as provided in this Amendment No. 2, the 1440 Lease shall remain in full force and effect and unamended.

IN WITNESS WHEREOF, this Amendment No. 2 is executed by the parties on the date first written and shall be deemed effective as of the execution date of the 1435 Lease.

TENANT:                                LANDLORD:

Advanced Fibre Communications, Inc.,   G & W/Copley Redwood Business Park, L.P.
a Delaware corporation                 a limited partnership


                                       By:    G & W Management Co.
                                              Its:     Manager
By:/S/ Peter A Darbee
   ------------------------
   Peter A Darbee
                                       By:/s/ William C. White
                                          -----------------------
                                          William C. White, President
                                          G & W Management Co.
Its:
    -----------------------
    Vice President, CFO

                          [FLOOR PLAN APPEARS HERE]

                                  (EXHIBIT A)

                              [PLAN APPEARS HERE]

                                  (EXHIBIT B)